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                                 AMENDMENT NO. 1

                                     TO THE

                               PURCHASE AGREEMENT

                                      among

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.,

                 PHILIPS ELECTRONICS NORTH AMERICA CORPORATION,

                        PHILIPS BROADBAND NETWORKS, INC.

                                       and

                                 C-COR.NET CORP.

                         Dated as of September 15, 2002






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


         This AMENDMENT NO. 1 to the Original Purchase Agreement (this "Amendment") is entered into as of September 15, 2002 among KONINKLIJKE PHILIPS
 ---------
ELECTRONICS N.V., a limited liability company organized under the laws of The Netherlands ("Seller"), PHILIPS ELECTRONICS NORTH AMERICA CORPORATION, a
              ------
Delaware corporation ("PENAC"), PHILIPS BROADBAND NETWORKS, INC., a Delaware
                       -----
corporation (the "Company"), and C-COR.NET CORP., a Pennsylvania corporation
                  -------
("Purchaser") (each a "Party", and collectively, "Parties").
  ---------            -----                      -------

         WHEREAS, the Parties have entered into that certain Purchase Agreement, dated as of July 8, 2002 (the "Original Purchase Agreement");
                               ---------------------------

         WHEREAS, the Parties desire to make certain amendments to the Original Purchase Agreement in accordance with Section 9.2 of the Original Purchase Agreement;

         WHEREAS, the Parties desire that, except as set forth herein, the Original Purchase Agreement shall remain in full force and effect; and

         WHEREAS, the capitalized terms used herein but not defined herein shall have the meaning set forth in the Original Purchase Agreement.

         NOW THEREFORE, in consideration of the foregoing and the agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Section 1.1 of the Original Purchase Agreement is amended by adding the following defined terms:

                  "Local Closing" shall have the meaning set forth in Section
                   -------------
2.2(b).

                  "Local Closing Date" shall have the meaning set forth in
                   ------------------
Section 2.2(b).

Section 2. The definition of the defined term "Transferred Employees" in Section
1.1 of the Original Purchase Agreement is amended and restated to read as follows:

                  "'Transferred Employees' shall mean all employees of the
                    ---------------------
                  Business listed on Schedule 5.4(l) of the Disclosure Schedules, as amended by the Update to the Disclosure Schedules."

Section 3. Section 2.1(a) of the Original Purchase Agreement is amended and restated to read as follows:

                  "On the terms and subject to the conditions set forth herein, at the Closing (or, for the Non-U.S. Assets and Non U.S. Liabilities, at the relevant Local Closing), PENAC agrees, and Seller agrees to cause PENAC, to sell, transfer, assign and deliver the Company Shares, free and clear of any Encumbrances, to Purchaser or its designee, and Seller further agrees to sell, transfer, assign and deliver, or cause the Local Sellers to sell, transfer, assign and deliver, to

                  Purchaser or its designees all of Seller's and each Local Seller's right, title and interest in and to the Non-U.S. Assets, and Purchaser agrees, and shall cause its designees to agree, to purchase the Company Shares and all of Seller's and each Local Seller's right, title and interest in and to the Non-U.S. Assets (the "Purchase") for an aggregate purchase
                                        --------
                  price of EUR 79,950,000, allocated among the Company Shares and the Non-U.S. Assets (net of the Non-U.S. Liabilities) as set forth on Schedule 2.1 (the "Purchase Price"), subject to
                                                  --------------
                  adjustment pursuant to Section 2.3 below. The Purchase Price shall be divided into (i) an amount of EUR 75,000,000 which portion of the Purchase Price shall be paid, in immediately available funds by wire transfer, at the Closing and (ii) an amount of EUR 4,950,000 which portion of the Purchase Price shall be paid promptly after the determination of the Final Statement of Net Operating Capital pursuant to Section 2.3(d) hereof; provided, however, that the portion of the Purchase
                          --------  -------
                  Price payable pursuant to (ii) shall be netted with the Seller Adjustment Payment, if any."

Section 4. Section 2.1(e) of the Original Purchase Agreement is amended by replacing the term "Closing" with the words "applicable Local Closing".

Section 5. Section 2.2 of the Original Purchase Agreement is amended and restated to read as follows:

                  "(a) Closing. The closing of the Purchase provided for in
                       -------
                  Section 2.1 hereof with respect to the Company Shares (the "Closing") shall take place at the offices of Sullivan &
                   -------
                  Cromwell, 125 Broad Street, New York, New York on September 16, 2002 provided the conditions set forth in Sections 6.1,
                  6.2 and 6.3 (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) (the "Closing
                                                                   -------
                  Conditions") shall have been satisfied or waived prior to
                  ----------
                  September 12, 2002. If the Closing Conditions have not been satisfied by September 12, 2002, the Closing shall occur on the third Business Day after the satisfaction or waiver of all Closing Conditions or on such other date and at such other time and place as Seller and Purchaser may hereafter mutually agree upon in writing. The date on which the Closing is to occur as provided by this Section 2.2 is herein called the "Closing Date" and the time and date on which the Closing is
                   ------------
                  to occur as provided in this Section 2.2 are herein called the "Closing Time". Notwithstanding the foregoing, the Closing
                   ------------
                  shall for all purposes be deemed to occur at 12:01 a.m., New York City time, on the Closing Date.

                  (b) Local Closings. Unless otherwise agreed in writing by
                      --------------
                  Seller and Purchaser, individual closings of the Purchase with respect to the Non-U.S. Assets (each a "Local Closing") shall
                                                          -------------
                  occur on the Closing Date (except in the case of China in which case such Local Closing shall occur three (3) Business


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

                  Days following the date on which all requisite approvals for the transfer of the Non-U.S. Assets and Non-U.S. Liabilities that primarily relate to the Business as it is carried out in China are obtained) (the "Local Closing Date") in accordance
                                            ------------------
                  with the respective Local Asset Transfer Agreements and in such places as are necessary to effect the transactions to be consummated under such Local Asset Transfer Agreements, provided that the conditions set forth in Sections 6.1, 6.2 and 6.3 or Section 6.4, as applicable, (other than those conditions that by their nature are to be satisfied at the Local Closing) shall have been satisfied or waived prior to the applicable Local Closing Date.

                  (c) Effective Date. Notwithstanding (a) and (b) above, the
                      --------------
                  portion of the Business transferred at the Closing and the Local Closings shall be deemed to have been operated for the account of Purchaser, and the risks and rewards of the Business, including the profits, losses and liabilities, shall accrue to the Purchaser from and after 12:01 a.m., New York City time, on August 26, 2002 (the "Effective Date"). This
                                                      --------------
                  paragraph (c) shall not otherwise limit the effect of any representations, warranties, covenants, agreements or conditions to the obligations of any of the Parties under the Agreement as of the Closing Date."

Section 6. The first sentence of Section 2.3(a) of the Original Purchase Agreement is amended to replace the words "Closing Date" in clause (i) with the words "Effective Date".

Section 7. The first sentence of Section 2.4 of the Original Purchase Agreement is amended by replacing the words "At the Closing" with the words "At the Closing (or, where specified, at the Local Closing)".

Section 8. Section 2.4(a) of the Original Purchase Agreement is amended by replacing the term "Purchase Price" with the words "portion of the Purchase Price payable at the Closing".

Section 9. Section 2.4(b) of the Original Purchase Agreement is amended by adding the following language at the beginning of such section: "At the Local Closings,".

Section 10. The first sentence of Section 2.5 of the Original Purchase Agreement is amended by replacing the words "At the Closing" with the words "At the Closing (or, where specified, at the Local Closing)".

Section 11. Section 2.5(b) of the Original Purchase Agreement is amended by adding the following language at the beginning of such section: "At the Local Closings,".

Section 12. Section 5.1 of the Original Purchase Agreement is amended by replacing the words "During the period from the date hereof to the Closing" with the following language: "During the period from the date hereof to (a) with


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

respect to the portion of the Business operated by the Company, the Closing and
(b) with respect to the portions of the Business operated by the Local Sellers, the applicable Local Closing,".

Section 13. Section 5.2(d) of the Original Purchase Agreement is amended by inserting the text ", other than the Transition Services Agreements and the Local Asset Transfer Agreements to be entered into by Local Sellers and Affiliates of Purchaser, which Purchaser and Seller shall cause to be executed and delivered at the applicable Local Closing," immediately after the term "Ancillary Agreements".

Section 14. Section 5.2(j)(i) of the Original Purchase Agreement is amended and restated to read as follows:

                  "Seller represents that, except for the relocation of the German offices of the Business to a new site, all cash payments resulting from the implementation of the Seller Restructuring Plan have been made prior to or on September 12, 2002. Purchaser and Seller agree that the cost of the relocation of the German offices of the Business is deemed to be equal to EUR 25,000. Purchaser and Seller further agree that there shall be no adjustment to the Purchase Price pursuant to this Section 5.2(j)(i); and"

Section 15. Section 5.3(c)(ii) of the Original Purchase Agreement is amended by replacing the words "on or prior to the Closing Date" with the words "on or prior to the Closing Date (or, as it may pertain to the portions of the Business operated by the Local Sellers, on or prior to the relevant Local Closing)".

Section 16. Section 5.3(i)(i) of the Original Purchase Agreement is amended and restated to read as follows:

                  "Notwithstanding anything to the contrary contained in this Agreement, (A) to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Purchaser or its designee, as required hereunder, of any Non-U.S. Assets is prohibited by any applicable Law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the applicable Local Closing Date, or (B) to the extent that Purchaser, following its reasonable best efforts to do so, is unable to establish prior to the applicable Local Closing Date benefit arrangements for Non-U.S. Employees in a particular country or jurisdiction to replace the benefit arrangements maintained by Sellers with respect to such Non-U.S. Employees, and Sellers and Purchaser agree that, providing that Purchaser continues to use its reasonable best efforts to establish such arrangements following the applicable Local Closing Date, the transfer of Non-U.S. Assets with respect to the Business employing such Non-U.S. Employees should be delayed until such benefit arrangements have been put in place, the Closing and the Local Closings shall occur without any adjustment to the


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

                  Purchase Price and this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, of that portion of such Non-U.S. Assets. Non-U.S. Assets and Non-U.S. Liabilities held by Seller and the Local Sellers for the benefit of Purchaser pursuant to this Section shall be included in the Final Statement of Net Operating Capital."

Section 17. Section 5.3(i)(ii) of the Original Purchase Agreement is amended by replacing the term "Closing" with the words "the applicable Local Closing" and by replacing the term "Closing Date" with the words "applicable Local Closing Date".

Section 18. Section 5.3(j) of the Original Purchase Agreement is amended and restated to read as follows:

                  "(i) Any amounts (A) paid by Seller, any Local Seller or any other Seller's Affiliate after the Closing to satisfy any accounts payable with respect to the Business (other than the portion of the Business not yet transferred to Purchaser or its Affiliates hereunder or other than in respect of the Excluded Liabilities), and (B) received by Seller, any Local Seller or any other Seller's Affiliate after the Closing in satisfaction of accounts receivable with respect to the Business (other than the portion of the Business not yet transferred to Purchaser or its Affiliates hereunder) (to the extent such received amounts have not already been transferred to Purchaser), shall be determined by Seller every 30 days following the Closing Date on an ongoing basis by netting any such amounts paid with any such amounts received, as applicable, and such net amount shall be the "Seller Corrected
                                                                ----------------
                  Receivable and Payable Amount".
                  -----------------------------

                  (ii) Any amounts (A) paid by the Company (after the Closing), Purchaser or any of its Affiliates to satisfy any accounts payable in respect of any Seller business (excluding the Business already transferred to Purchaser or its Affiliates hereunder but including the Business not yet transferred to Purchaser or its Affiliates hereunder as of the time of such payment) or in respect of the Excluded Liabilities and (B) received by the Company (after the Closing), Purchaser or any of its Affiliates in satisfaction of accounts receivable in respect of any Seller business (excluding the Business already transferred to Purchaser or its Affiliates hereunder but including the Business not yet transferred to Purchaser or its Affiliates as of the time of such receipt), shall be determined by Purchaser every 30 days following the Closing Date on an ongoing basis by netting any such amounts paid with any such amounts received, as applicable, and such net amount shall be the "Purchaser Corrected Receivable and Payable
                                ------------------------------------------
                  Amount".
                  ------

                  (iii) On an ongoing basis following the Closing Date, unless otherwise agreed, Seller and Purchaser shall net and promptly settle as between each of them the Seller Corrected Receivable and Payable Amount and the Purchaser Corrected Receivable and Payable Amount."

Section 19. A new Section 5.3(m) is inserted into the Original Purchase Agreement reading as follows:

                  "As soon as practicable after the Closing, Purchaser will cause the Company to amend the Company's certificate of authority to transact business (or an equivalent thereof) in all jurisdictions where the Company is qualified to do business to reflect a change in the Company's name."

Section 20. A new Section 5.3(n) is inserted into the Original Purchase Agreement reading as follows:

                  "Purchaser agrees to provide, and shall cause its Affiliates to provide, to Seller the Common Core Standard Reporting Forms (the "SRFs") required by Seller for its 2002 quarterly and
                        ----
                  year-end reporting. The quarterly SFRs shall be delivered to Seller prior to September 26, 2002. The year-end SRFs shall be delivered to Seller prior to December 1, 2002. Additionally, Purchaser shall, and shall cause its Affiliates to, complete the PENAC year-end reporting package and tax packages. The foregoing does not limit the rights and obligations of the Parties under Sections 5.3(d) and 5.3(e)(viii) hereof."

Section 21. Sections 5.4(a) through (f) of the Original Purchase Agreement are amended by inserting the words "or a Local Closing, as applicable," immediately after each instance of the term "Closing" and by inserting the words "or the applicable Local Closing Date, as the case may be," immediately after each instance of the term "Closing Date".

Section 22. Sections 5.5(b), 5.5(c), 5.5(d)(i) and 5.5(d)(iii) of the Original Purchase Agreement are amended by replacing the term "Closing Date" with the words "applicable Local Closing Date".

Section 23. The third sentence of Section 5.5(d) of the Original Purchase Agreement is amended by inserting the words "or the applicable Local Closing Date, as the case may be," immediately after the term "Closing Date".

Section 24. Section 5.5(d)(ii) of the Original Purchase Agreement is amended by replacing the words "pre-Closing Date accrued benefits" with the words "benefits accrued prior to the applicable Local Closing Date" and by replacing the term "Closing Date" with the words "such applicable Local Closing Date".

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

Section 25. Section 5.5(e) of the Original Purchase Agreement is amended by replacing the term "Closing Date" with the words "applicable Local Closing Date" and by replacing the term "Closing" with the term "Local Closing".

Section 26. Section 5.8 of the Original Purchase Agreement is amended by adding the words "Notwithstanding Section 2.2(c) and" before the words "Subject to applicable law".

Section 27. A new Section 5.9 is inserted into the Original Purchase Agreement reading as follows:

                  "Payment of Business Interim Net Cash Flow and Cash Generation
                   -------------------------------------------------------------

                  (a) Within 20 Business Days of the Closing Date, Seller shall deliver to Purchaser a statement (the "Business Interim Net
                                                         --------------------
                  Cash Flow and Cash Generation Statement") setting forth on a
                  ---------------------------------------
                  net basis the net cash flow and cash generation (excluding the impact of any dividend paid in accordance with Section 5.8 hereof) of the portion of the Business transferred to Purchaser and its Affiliates at the Closing from and after the Effective Date, including the Effective Date, and until the Closing Date (the "Business Interim Cash Flow and Cash
                                     -----------------------------------
                  Generation Amount"). Purchaser shall complete its review of
                  -----------------
                  the Business Interim Net Cash Flow and Cash Generation Statement within 10 Business Days after delivery by Seller of such statement. In the event that Purchaser has reasonable objections to the Business Interim Net Cash Flow and Cash Generation Statement, Purchaser and Seller shall negotiate in good faith to resolve any such objections. Within 3 Business Days of the resolution of Purchaser's objections to the Business Interim Net Cash Flow and Cash Generation Statement or, if Purchaser raised no such objections, within 13 Business Days of Purchaser's receipt from Seller of the Business Interim Net Cash Flow and Cash Generation Statement, (A) if the Business Interim Cash Flow and Cash Generation Amount is positive, Seller shall pay to Purchaser, or (B) if the Business Interim Cash Flow and Cash Generation Amount is negative, Purchaser shall pay to Seller, by wire transfer of immediately available funds, an amount equal to the Business Interim Cash Flow and Cash Generation Amount.

                  (b) With respect to each Local Closing occurring after the Closing, within 20 Business Days of the date of such Local Closing, Seller shall deliver to Purchaser a statement (the "Local Business Interim Net Cash Flow and Cash Generation
                   --------------------------------------------------------
                  Statement") setting forth on a net basis the net cash flow and
                  ---------
                  cash generation of the portion of the Business transferred to Purchaser or its Affiliate at such Local Closing from and after the Effective Date, including the Effective Date, and until the date of such Local Closing (the "Local Business
                                                             --------------

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

                  Interim Cash Flow and Cash Generation Amount"). Purchaser
                  --------------------------------------------
                  shall complete its review of the Local Business Interim Net Cash Flow and Cash Generation Statement within 10 Business Days after delivery by Seller of such statement. In the event that Purchaser has reasonable objections to the Local Business Interim Net Cash Flow and Cash Generation Statement, Purchaser and Seller shall negotiate in good faith to resolve any such objections. Within 3 Business Days of the resolution of Purchaser's objections to the Local Business Interim Net Cash Flow and Cash Generation Statement or, if Purchaser raised no such objections, within 13 Business Days of Purchaser's receipt from Seller of the Local Business Interim Net Cash Flow and Cash Generation Statement, (A) if the Local Business Interim Cash Flow and Cash Generation Amount is positive, Seller shall pay to Purchaser, or (B) if the Local Business Interim Cash Flow and Cash Generation Amount is negative, Purchaser shall pay to Seller, by wire transfer of immediately available funds, an amount equal to the Local Business Interim Cash Flow and Cash Generation Amount."

Section 28. Sections 6.2(c) and 6.3(c) of the Original Purchase Agreement are each amended by inserting the following words at the beginning of each section:
"For each Local Closing to be closed on the Closing Date pursuant to Section 2.2(b) of this Agreement,".

Section 29. Sections 6.2(d) and 6.3(d) the Original Purchase Agreement are amended by inserting the following text after the term "Ancillary Agreements":

                  "(other than the Local Asset Transfer Agreements and the Transition Services Agreements to be entered into by the Local Sellers pursuant to Local Closings occurring after the Closing
                  Date)"

Section 30. The Original Purchase Agreement is amended by inserting the following new Section 6.4:

                  "Section 6.4. Conditions to Local Closings. The obligations of
                                ----------------------------
                  the Parties to effect any Local Closing which does not occur on the Closing Date are subject to the reasonable satisfaction (or waiver) prior to the Local Closings of the following conditions:

                  (a) Competition Laws. All required filings under any
                      ----------------
                  applicable Competition Laws shall have been made and any required waiting period under such laws applicable to the transactions contemplated hereby shall have expired or been earlier terminated and approval shall have been obtained, except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

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

                  (b) No Injunctions. No court or governmental authority of
                      --------------
                  competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order which is in effect on the applicable Local Closing Date and prohibits the consummation of the Local Asset Transfer Agreement.

                  (c) Conditions to the Obligations of Purchaser. The obligation
                      ------------------------------------------
                  of Purchaser to effect a Local Closing is subject to the execution and delivery by Seller (in case of the Transition Services Agreement) and the Local Seller at or prior to such Local Closing, of a Transition Services Agreement and Local Asset Transfer Agreement in substantially the forms attached hereto and any deeds or other instruments of conveyance called for therein.

                  (d) Conditions to the Obligations of Seller and Local Sellers.
                      ---------------------------------------------------------
                  The obligation of Seller and Local Sellers to effect a Local Closing is subject to the execution and delivery by the Purchaser (in case of the Transition Services Agreement) and Purchaser's Affiliate at or prior to such Local Closing, of a Transition Services Agreement and Local Asset Transfer Agreement in substantially the forms attached hereto and any deeds or other instruments of conveyance called for therein."

Section 31. Section 7.2(iv) of the Original Purchase Agreement is amended by replacing clause (iv) in its entirety with the following language:

                  "the operation of the Business, as currently operated by the Company, by the Company following the Closing Date and the operation of the Business, as currently operated by the Local Sellers, by the Purchaser or its Affiliates following the applicable Local Closing Date."

Section 32. Section 2.1 of Exhibit B of the Original Purchase Agreement is amended by inserting the following text after the first sentence of such
Section:

                  "Notwithstanding the foregoing, Seller, and each applicable Local Seller, retains a prepaid, limited, nontransferable license to use the Assigned Marks solely to operate the portions of the Business not transferred at the Closing pursuant to Section 2.2(c) of the Principal Agreement and to provide certain Services (as such term is defined in the applicable Transition Services Agreement) to Purchaser until the termination of the applicable Transition Services Agreement or, should there be no such applicable Transition Services Agreement, the applicable Local Closing Date. Seller will, and will cause each Local Seller to, provide goods and services in connection with the Assigned Marks that are consistent with Seller's historical standards."

Section 33. Purchaser and Seller agree that all assets and liabilities primarily related to the Business in India (i) shall not transfer from Seller and the Local Seller to Purchaser or Purchaser Affiliate and (ii) shall not be included in the Final Statement of Net Operating Capital.

Section 34. (a) Purchaser and Seller shall consult and cooperate with each other in connection with a potential settlement of the alleged claim of Niagara Frontier Hockey, L.P., referred to in Schedule 3.10 of the Disclosure Schedules (the "Niagara Matter"). In case Purchaser reasonably determines to settle the
      --------------
Niagara Matter for an amount greater than $1,200,000 then Purchaser shall seek Seller's consent to entering into such a settlement, which consent shall not be unreasonably withheld by Seller.

                  (b) Provided that the Parties have complied with the provisions of Section 34(a) above, Seller shall reimburse Purchaser for any amount in excess of $1,200,000 that Purchaser actually pays to Niagara Frontier Hockey, L.P., in connection with the settlement or final adjudication of the Niagara Matter.

Section 35. This Amendment shall be governed by and construed in all respects in accordance with the laws as stipulated in Section 9.13 of the Original Purchase Agreement.

Section 36. Except as set forth herein, the Original Purchase Agreement shall remain in full force and effect. All references to "Agreement" in the Original Purchase Agreement shall be references to the Original Purchase Agreement as amended pursuant to this Amendment. Except to the extent required by local law, nothing contained in the Local Asset Transfer Agreements, any of their schedules or any side letter agreements to such Local Asset Transfer Agreements shall be deemed to contradict, supercede, expand upon or limit the provisions of the Original Purchase Agreement as amended pursuant to this Amendment.

Section 37. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Amendment. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 37, provided that receipt of copies of such counterparts is confirmed.

Section 38. This Amendment shall be governed by and construed in all respects in accordance with the laws as stipulated in Section 9.13 of the Original Purchase Agreement and all disputes hereunder shall be settled in accordance with Section
9.13 of the Original Purchase Agreement.

IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed as of the date first written above.

                             KONINKLIJKE PHILIPS ELECTRONICS N.V.



                             By:/s/ Eric Coutinho
                                -------------------------
                                   Name: Eric Coutinho
                                   Title: Attorney-in-fact


                             PHILIPS ELECTRONICS NORTH AMERICA CORPORATION



                             By:/s/ Belinda Chew
                                -------------------------
                                   Name: Belinda Chew
                                   Title: Senior Vice President


                             PHILIPS BROADBAND NETWORKS, INC.



                             By:/s/ Belinda Chew
                                -------------------------
                                   Name: Belinda Chew
                                   Title: Senior Vice President


                             C-COR.NET CORP.



                             By:/s/ W. T. Hanelly
                                -------------------------
                                  Name: W. T. Hanelly
                                  Title: CFO